UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2022

BIOTECH ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39935	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 West 25th Street, 20th Floor

New York, New York 10001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 227-1905

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	BIOTU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	BIOT	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	BIOTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2022, Biotech Acquisition Corp. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Biotech Sponsor LLC (the “Sponsor”) and IREEM LLC (the “Investor”). Pursuant to the Agreement, (i) the Sponsor agreed to transfer to the Investor 5,455,000 Class B ordinary shares, par value $0.0001 per share of the Company (the “Class B Shares”), 6,000,000 private placement warrants of the Company and a promissory note issued by the Company to the Sponsor in the aggregate principal amount of $470,000, (ii) each of the Company’s directors and officers shall resign from his/her position, (iii) Laxmi Prasad Palaypu and Jon Paul shall be appointed as Chief Executive Officer and Chief Financial Officer, respectively, of the Company and (iv) Laxmi Prasad Palaypu, Karl Adam Schoene, Mark Zorko, Elizabeth Ann Levy-Navarro and Gerald P. O’Connor shall be appointed as directors of the Company, in each case subject to, and effective upon, approval of the Extension (as defined below), expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 thereunder (the “Waiting Period”) and the closing of the transaction contemplated in the Agreement (the “Sponsor Transaction”). Concurrently, the Company filed a preliminary proxy statement proposing an amendment to Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to provide for an additional nine months for the Company to consummate a business combination (the “Extension”) and to effectuate the matters set forth above (the “Proxy Statement”), and included in such Proxy Statement the information necessary under Section 14(f) of the Exchange Act and Rule 14f-1 thereunder relating to the above director resignations and appointments. The special shareholder meeting to approve the foregoing will be held as soon as practicable and the Proxy Statement will be mailed to shareholders of record as of December 23, 2022.

The following are biographies of the individuals who will become officers and/or directors of the Company upon approval of the Extension, expiration of the Waiting Period and the closing of the Sponsor Transaction.

Laxmi Prasad Palaypu, - Mr. Prasad, age 57, will be assuming the role of CEO of the Company, is a director-nominee and has been nominated as Chairman of the Board. He currently serves as the Head of Global Practice and Chairman of the Board of Interups, Inc., a New York City based investment firm, positions which he has held since 2016 and 2019, respectively. He further works with Cow Capital Acquisition Corporation in Atherton, California as Chief Growth Officer and Chairman of the Board since September of 2022. Prior to his time at Interups, Mr. Prasad worked in venture capital at various private equity companies, as well as in tax as an accounting professional. He earned his BCOM in accounting from Osmania University in 1985, his Indian accounting license in 1989, and his US CPA in 1999. Mr. Prasad has significant experience in initial public offerings and financing through private investors, knowledge he brings with him to Biotech Acquisition Company. Further, his wealth of knowledge as a tax and accounting professional provides a unique perspective on financial services and investments.

Jon Paul, MBA - Mr. Paul, age 69, will be assuming the role of CFO of the Company. Mr. Paul has been the CFO of Australis Capital, Inc., an investment firm, in Las Vegas, Nevada since 2021, during which time he focused on restructuring, acquisitions, and hypergrowth associated with the cannabis industry. He was previously the CFO of Plus Products, a consumer products company, out of San Mateo, California from 2018 to 2020, as well as serving as CFO at various companies throughout the Lake Forest, Illinois area from 2000 to 2018. He currently serves on the board of TMC International as treasurer. Mr. Paul earned his BS in Accounting in 1975 from the University of Illinois Champaign, as well as his MBA from Harvard Business School in 1980. Mr. Paul has significant experience in initial public offerings and financing, as well as restructuring, acquisitions, startups, and hypergrowth of small companies. He has focused on a variety of industries during his career but specializes in cannabis and executive growth within the cannabis industry.

Karl Adam Schoene, PhD - Mr. Schoene, age 61, is a director-nominee of the Company and has been nominated to sit on both the Audit and Compensation Committees. He has served as the Senior Vice President of Development and Operations at Codexis Inc., a protein engineering company that develops enzymes for pharmaceutical, food and medical applications, since April 2020, as well as Chairman of Ionic Solutions LLC in Chicago since 2013. Mr. Schoene previously spent three years as CEO and corporate director at Elevance Renewable Services, Inc., a producer of specialty chemicals derived from plant oils, located in Chicago. He graduated from the University of Virginia in 1983 with a Bachelor of Science in Chemistry, and in 1989 with a PhD in Chemistry. Mr. Schoene brings significant experience in fundraising and investor relations, having participated in multiple rounds of debt and equity securities financing throughout his career. With his decades-long experience in renewable energy technology and manufacturing processes, Mr. Schoene brings with him a wealth of knowledge in engineering and manufacturing.

Mark Zorko, CPA, MBA - Mr. Zorko, age 70, is a director-nominee of the Company and has been nominated to Chair the Compensation Committee. He is currently a director on the boards of Westell Technologies and Military Outreach USA, as well as the Chairman of the Board of Modern Mining Technology Corp. Mr. Zorko previously chaired the Nominating and Corporate Governance Committee and from 2009 to 2019 served on both the Audit and Compensation Committees of Perma-Pipe International Holdings, Inc., a firm in the piping solutions industry. He was the interim Chief Financial Officer at a radiation science and services firm Landauer Inc. from June 2014 until April 2015. Mr. Zorko served as the CFO of Steel Excel, Inc., a public energy industry firm, from August 2011 until May 2013. He also served as the President and CEO of SXCL's subsidiary Wells Services Ltd., a Steel Excel business, in 2012 and CFO of DGT Holdings, a medical imaging firm, from 2006 through 2012, all of which are affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. Mr. Zorko was on the Audit Committee for Opportunity International, a microfinance bank, and the Finance Committee for the Alexian Brothers Health System. He received an MBA in IT from the University of Minnesota and a Bachelor of Science in Accounting from The Ohio State University. After completing his MBA, Mr. Zorko began his career as a CPA at Arthur Andersen, and worked his way up via the controllership ranks at Honeywell and Zenith Data Systems in the United States and Europe. He is a Certified Public Accountant and a NACD Board Leadership Fellow and earned the NACD’s CERT Certificate in Cybersecurity Oversight. Mr. Zorko brings with him a wealth of financial, accounting, and financial services knowledge from over three decades of experience as a CPA and CFO, His experience has provided him knowledge relating to debt restructuring, initial public offerings, IT management and implementation, and compliance.

Elizabeth Ann Levy-Navarro, MBA - Ms. Levy-Navarro, age 59, is a director-nominee of the Company and has been nominated to sit on both the Audit and Compensation Committees. Ms. Levy-Navarro has been the corporate advisor of Summit Strategy Advisors, a growth consulting company, since 2018, where she oversees financial management and oversight. She previously spent fifteen years as CEO of Orrington Strategies, providing strategic business services to Fortune 500 companies. She currently serves on three boards: Munich Re for the Americas, Wilshire Mutual Funds, Inc., and Eastside Distilling Company, of which she is the Chairwoman. Ms. Levy-Navarro earned her BBA in marketing from the University of Michigan in 1985, and her MBA in finance from the Wharton School at the University of Pennsylvania in 1989. Specializing in management consulting and marketing, Ms. Levy-Navarro brings significant experience in finance and strategy consulting. With over two decades of consulting experience, Ms. Levy-Navarro is uniquely qualified to provide strategic support, management consulting, and growth strategies.

Gerald P. O’Connor - Mr. O’Connor, age 71, is a director-nominee of the Company and has been nominated to Chair Compensation Committee. Since 2013, Mr. O’Connor has been a principal at Brentwood Advisory, a business and executive consulting company, supporting companies with interim CFO and project leadership services. Prior to Brentwood, Mr. O’Connor spent seven years as Senior Vice President of Finance and Strategic Planning at Nicor, Inc., a water metering endpoint optimization company. Mr. O’Connor has extensive experience in finance, operations, auditing, and risk management. His significant experience includes leading finance teams for up to $500 million deals and creating end-to-end business process conversion plans for multiple start-ups. Mr. O’Connor is an active angel investor with a wealth of knowledge and experience in investor relations.

Neither Mr. Prasad nor Mr. Paul has entered into an employment agreement with the Company and neither of them will receive any cash or other compensation from the Company for services rendered to the Company until following the Company’s consummation of a business combination.

In connection with and at the closing of the Sponsor Transaction, each of the individuals above and the Investor will enter into a letter agreement substantially in the form of the letter agreement dated January 25, 2021 by and among the Company and its current officers and directors (the “Letter Agreement”). The Sponsor will also enter into a pledge agreement with the Investor to secure the interest of the Investor in 295,000 Class B Shares that will continue to be owned by the Sponsor in connection with the Sponsor’s indemnification obligations under the Agreement. Additionally, the Sponsor will assign to the Investor (i) the registration rights agreement dated January 25, 2021 by and between the Sponsor and Company and (ii) the administrative support agreement dated January 25, 2021 by and between the Sponsor and Company.

In connection with the Company’s initial public offering, the Sponsor agreed that if the Company liquidated prior to the consummation of a business combination, it would be liable to pay claims by third parties for services rendered or products sold or by a business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or a business combination, to the extent necessary to ensure that such claims do not reduce the amount of funds in the Company’s trust account to below (i) $10.00 per share or (ii) such lesser amount per share as set forth in the Letter Agreement, in each case excluding any claims by a third party who has executed a waiver of any and all rights to seek access to the trust account. As part of the Agreement, the Investor has agreed to be responsible for such obligation and agreed to assume certain other liabilities of the Sponsor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2022

BIOTECH ACQUISITION COMPANY

By:	/s/ Al Hummel
	Name:	Al Hummel
	Title:	Chief Investment Officer

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